Exhibit 99.465

Congestion Management: Proposal A/B Detail DRAFT EXAMPLE TO DESCRIBE PROPOSAL

Basic Principles Congestion Management (CM) should send the proper price signal to the market Marginal cost pricing (MCP differential between zones). CM should encourage accurate scheduling in the day-ahead market. CM should allocate costs to those that create the cost.

Basic Assumptions The ISO should maintain a secure operating plan Use of counterflows to resolve congestion (i.e., inc and dec) Market participants should have the opportunity to fix their cost of congestion clearing in advance.

Basic Assumptions TCR auction proceeds and any over- collection of congestion costs should be spread back to all loads. Transmission Congestion Rights (TCRs) only apply during the day-ahead and adjustment markets.

Example 1 - Congestion Occurs in Adjustment Market Day-Ahead Market Zone A Zone B Load Resource Load Resource QSE1 100 100 50 50 QSE2 500 300 0 200 QSE3 500 200 100 400 QSE4 100 100 0 0 QSE5 100 100 0 0 Total 1,300 800 150 650 A B 500 MW TTC 500 MW Transfer capability between Zone A & Zone B = 500 MW Power scheduled to move from Zone B to Zone A = 500 MW No day-ahead congestion exists. Explanation: - No congestion exists so no QSE is liable for congestion costs - In the event congestion had existed, QSE1 would not be liable for congestion cost since its load and resources matched within the zone (i.e., no crossing the CSC between Zone A & Zone B) - In this example, no action is required by the ISO because no congestion exists.

Example 1 - Congestion Occurs in Adjustment Market Adjustment Market Zone A Zone B Load Resource Load Resource QSE1 0 0 0 0 QSE2 +100 0 0 +100 QSE3 +200 0 0 +200 QSE4 0 0 0 0 QSE5 0 0 0 0 Total +300 0 0 +300 A B 500 MW TTC 800 MW Transfer capability between Zone A & Zone B = 500 MW Power scheduled to move from Zone B to Zone A = 800 MW 300 MW of Adjustment Market congestion exists. Explanation: - Congestion is created on the CSC between Zone A & Zone B because of adjustments by QSE2 & QSE3 who increase load in Zone A and match with resources drawn from Zone B. - Following both adjustments, the ISO notifies the market that congestion exists on the CSC, and gives market participants opportunity to change.

In the meantime......... - Having been notified that congestion exists, both QSE2 & QSE3 begin to adjust their schedules to avoid congestion costs in the adjustment market. - QSE2 arranges a 100 MW counterflow between Zone A & Zone B during the hour congestion is projected to exist. - QSE3 arranges a 100 MW counterflow between Zone A & Zone B during the hour congestion is projected to exist but leans on the ISO to clear the remaining congestion.

Example 1 - Congestion Occurs in Adjustment Market Adjustment Market - Market CLOSED Zone A Zone B Load Resource Load Resource QSE1 0 0 0 0 QSE2 +100 +100 0 0 QSE3 +200 +100 0 +100 QSE4 0 0 0 0 QSE5 0 0 0 0 Total +300 +200 0 +100 A B 500 MW TTC 600 MW Transfer capability between Zone A & Zone B = 500 MW Power scheduled to move from Zone B to Zone A = 600 MW 100 MW of Adjustment Market congestion exists. Explanation: - The Adjustment Market closes and the ISO clears existing congestion of 100 MW. - The ISO goes to the market and procures an inc and a dec. The ISO pays the inc provider and receives funds from the generator who provided the dec. The differential between the inc cost and the dec credit is charged to QSE3 ($/MW * #/MW) who caused the 100 MW of congestion. - In this instance, the ISO would exactly collect the correct amount of revenue to clear congestion. - Since QSE1, QSE4 or QSE5 did not alter their schedules, they would not be directly assigned any portion of these additional congestion costs.

However......... - In the settlement of adjustment market congestion, if QSE3 had 100 TCRs available, it would not pay the congestion fee. - Since the ISO incurs a net cost for clearing the congestion in the adjustment market and the day-ahead congestion price is fixed, any net cost to the ISO is uplifted it to all loads. On to the next example........

Example 2 - Congestion in Both Day-Ahead & Adjustment Markets Day-Ahead Market - CLOSED Zone A Zone B Load Resource Load Resource QSE1 100 100 50 50 QSE2 600 300 0 300 QSE3 700 300 200 600 QSE4 250 150 100 200 QSE5 100 100 50 50 Total 1,900 1,100 400 1,200 A B 500 MW TTC 800 MW Transfer capability between Zone A & Zone B = 500 MW Power scheduled to move from Zone B to Zone A = 800 MW 300 MW of Day-Ahead congestion exists. Explanation: - Congestion still exists in the day-ahead market after market participants have had the opportunity to clear the the congestion themselves. - The ISO goes to the market to procure the necessary incs and decs. The ISO pays the generator in Zone A for the inc and receives money from the generator in Zone B providing the dec. The ISO charges the difference in those prices to all QSEs scheduling power across the CSC. In this case, the ISO would collect the congestion costs from QSE2, QSE3 and QSE4. - Since QSE1 & QSE5 have submitted schedules that do not involve moving power from Zone B to Zone A across the CSC, they would not be directly assigned any portion of congestion cost.

Example 2 - Congestion in Both Day-Ahead & Adjustment Markets Adjustment Market - Market CLOSED Zone A Zone B Load Resource Load Resource QSE1 0 0 0 0 QSE2 -100 0 0 -100 QSE3 0 +100 +100 0 QSE4 +150 0 0 +150 QSE5 +100 0 0 +100 Total +150 +100 +100 +150 A B 500 MW TTC 850 MW Transfer capability between Zone A & Zone B = 500 MW Power scheduled to move from Zone B to Zone A = 850 MW 50 MW of Adjustment Market congestion exists. Explanation: - The Adjustment Market closes and the ISO clears additional congestion of 50 MW. - The ISO goes to the market and procures an inc and a dec. The ISO pays the inc provider and receives funds from the generator who provided the dec. The differential between the inc cost and the dec credit is charged to all QSEs causing the congestion including QSE3 who caused the additional 50 MW of congestion. Overall, only QSE1 would not have any liability for congestion clearing cost in this example. - Since QSE1 did not alter its schedule, it will not be liable for any congestion costs. QSE2 does not receive credit for lowering its schedule nor does QSE3 receive credit for arranging its own conterflow.

So, what happens if TCRs are applied in Example 2? -Congestion is calculated by the ISO at the close of the Day-Ahead and Adjustment Markets and attributed to those causing the congestion. There are 500 TCRs available based on the CSC TTC. - In the Day-Ahead Market, the following occurs: Congestion TCRs Applied Cost Liability QSE1 0 0 0 QSE2 300 300 0 QSE3 400 200 200 QSE4 100 0 100 QSE5 0 0 0 - In the Adjustment Market, additional congestion appears. Congestion TCRs Applied Cost Liability QSE1 0 0 0 QSE2 0 0 0 QSE3 0 0 0 QSE4 150 0 150 QSE5 100 0 100 - Because of the adjustment made by QSE2, an additional 100 TCRs become available in the secondary market. QSE4 & QSE5 may bid to purchase those TCRs to apply to their cost liability. - At the end of the operating day, the ISO will have cleared 350MW of congestion and collected 450 MW of congestion clearing revenue. This amount is credited back to all loads.